UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2015

GROWBLOX SCIENCES, INC.

____________________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street #110A Las Vegas, Nevada 89118
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	Phone: 866-721-0297

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Agreement with Growblox Sciences, Puerto Rico

On May 7, 2015, Growblox Sciences, Inc., a Delaware corporation (“GBLX” or the “Company”) entered into certain agreements with Growblox Sciences, Puerto Rico, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“GBSPR”).   GBSPR was formed and is being capitalized primarily by Cesar Cordero-Kruger, a prominent business executive and resident of Puerto Rico.

Under the terms of a commercialization agreement between the Company and GBSPR, the Company has granted to GBSPR the exclusive world wide rights to all Company technology and intellectual property to:

 (a)           manufacture, produce, lease and license the Company’s indoor series of controlled-climate indoor agricultural technology growing and cultivation chambers engineered and designed to produce medical grade cannabis and other plant extracts (the “Growblox Chambers”) and provide remote diagnostic monitoring and servicing of the Growing Chambers to third party growers and processors of hemp,  cannabis and other plant extracts;

(b)           sell to Growblox, for resale and distribution throughout the world, in all territories and jurisdictions (including states in the United States) where the sale and use of such products are permitted, any and all pharmaceutical raw materials and products as well as neutraceuticals and cosmeceutical skin care products derived from medical-grade cannabis and hemp raw materials that were cultivated and grown in Growblox Chambers;

(c)           use the trademarks and packaging developed by Growblox to be used to identify all cannabis products grown in Growblox Chambers;

(d)           technical support for the licensing, permitting and other requisite applications for the cannabis business in Puerto Rico and related markets;

(e)           access to all research supporting the Growblox Chambers and educational materials previously developed or collected in the future by Growblox to the extent associated or used with GBSPR Business; and

(f)           access to all Growblox dispensary related technology, proprietary information and contacts including, without limitation, technology, proprietary information, and contacts.

All rights not granted to GBSPR under the commercialization agreement are retained by the Company and include the (i) right to conduct pre-clinical and clinical trials and ongoing research and development to create cannabis-based therapies for specific clinical conditions based on an understanding of how cannabinoids interact with the natural receptors in the human body; (ii) formulation of targeted combinations of active ingredients to combat specific conditions and diseases; (iii) use of proprietary cannabinoid formulations, to develop palliative and curative pharmaceutical treatment options and products for patients with certain critical diseases; (iv) the exclusive right to  sell, dispense and market cannabinoid and hemp based pharmaceutical raw materials and products as well as neutraceuticals and cosmeceutical skin care products throughout the world, either directly, through distributors or under other agreements with third parties; and (iv)directly, or through one or more Growblox Subsidiaries (other than GBSPR), cultivating, growing, dispensing and selling medical-grade cannabis or marijuana in Nevada and Colorado.

To the extent that GBSPR produces and sells to the Company for resale or distribution pharmaceutical raw materials and products, neutraceuticals and/or cosmeceutical skin care products derived from plants cultivated and grown in Growblox Chambers (collectively, the “Finished Products”), the parties have agreed to establish mutually acceptable transfer pricing between GBSPR and the Company for such Finished Products; failing which agreement, an independent third party will arbitrate such pricing and pricing policies.  In the event that GBSPR is unable to fulfill 100% of the requirements of customers of the Company for Growblox Chambers or Finished Products, GBSPR will subcontract such production to third parties that are reasonably acceptable to the Company.  Neither the Company nor GBSPR may commercially sell (as opposed to leasing or licensing) Growblox Chambers without the consent of both parties.

The grant of rights under the commercialization agreement is subject to the condition that GBSPR obtain not less than $1,250,000 of equity financing by no later than September 30, 2015; failing which the Company may unilaterally terminate the agreement.  In such connection, Cesar Cordero-Kruger has invested the initial $300,000 of capital to GBSPR and will be responsible for accessing the remaining $950,000 of capital for GBSPR.

Upon consummation of the contemplated $1,250,000 capitalization of GBSPR, the Company will be the majority owner of its equity, owning approximately 66% of the GBSPR membership interests; Mr. Cordero-Kruger will own approximately 13.4% of such membership interests and Dr. Andrea Small-Howard, a director and chief technology officer of the Company will own approximately 2.1% of such membership interests.

Under the terms of the GBSPR operating agreement, Mr. Cordero-Kruger is the managing member of GBSPR, entitled to designate a majority of the five member board of managers of GBSPR, and is delegated with the authority to manager the business of GBSPR, subject only to certain major decisions defined in the operating agreement (dealing primarily with matters of finance, related party transactions and amending agreements among the parties) which require unanimous approval of the Board or approval by the Company.  The Company has designated Craig Ellins, its President and CEO and Joseph J. Bianco as members of the GBSPR Board.

The operating agreement also provides that the investors (including Mr. Cordero-Kruger) who have provided the maximum $1,250,000 of capital to GBSPR will hold Class A membership interests that entitle them to exclusive rights to certain research and development tax credits available to residents of the Commonwealth of Puerto Rico.  The Company and its affiliate and associates hold Class B membership interests, which are identical to the Class A membership interest, other than the right to the research and development tax credits.

Assuming it completes its initial $1,250,000 capitalization by September 30, 2015, GBSPR may seek to raise an additional $4,750,000 of capital in 2015 or thereafter to enable it to expand its business activities.  The operating agreement provides that the terms of such additional financing, if undertaken, have to be unanimously approved by all members of the GBSPR board, including the Company designees.   Under certain conditions, after three years, the operating agreement provides that Mr. Cordero-Kruger or his designated members of the GBSPR board may require the Company to acquire the remaining equity of GBSPR under a formula or consummate another liquidity event for the members of GBSPR.

There can be no assurance that the proposed initial $1,250,000 capitalization of GBSPR will be consummated by September 30, 2015 or thereafter, or that the contemplated $4,750,000 of additional financing will be undertaken or completed upon terms and conditions that are acceptable to GBSPR or the Company, if at all.  There can also be no assurance that:

•	the proposed business activities of GBSPR will be successful;

•
the Company’s ongoing research and development will result in pre-clinical trials or clinical trials that will result in the production of any pharmaceutical or related products that will either be commercially accepted or permitted to be sold by the FDA or any other state or federal regulatory authority; or

•	the Company will ever be able to purchase or be permitted to resell medical grade cannabis or other Finished Products.

The description of the commercialization agreement between the Company and GBSPR and the GBSPR operating agreement described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the form of commercialization agreement and operating agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Report:

Exhibit No. 10.1	Description Form of Commercialization Agreement.
10.2	GBSPR Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	GROWBLOX SCIENCES, INC.

By: /s/ Cathryn Kennedy
     Cathryn Kennedy
     Chief Financial  Officer